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                                                                     EXHIBIT 8.2
                 [LETTERHEAD OF HAARMANN, HEMMELRATH & PARTNER]


SAP Aktiengesellschaft
Neurottstrasse 16



D-69190 Walldorf
Germany








                                                                June 22, 1998

LADIES AND GENTLEMEN:

We have acted as German tax counsel to SAP Aktiengesellschaft, Systeme, Anwendungen, Produkte in der Datenverarbeitung (the "Company") in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), of the Company's non-voting preference shares, without nominal value (the "Preference Shares").

We are giving this opinion in connection with the registration statement on Form F-1 and any Exhibits thereto (the "Registration Statement") relating to the registration by the Company of the Preference Shares, filed by the Company with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act and the rules and regulations of the SEC promulgated thereunder. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Registration Statement.
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SAP Aktiengesellschaft
June 22, 1998
page 2


In arriving at the opinion expressed below, we have examined and relied upon the following documents:

         (a)      the Registration Statement; and

         (b) the form of the Deposit Agreement among the Company, The Bank of New York and owners and holders of American depositary receipts.

We have also read and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such certificates and representations of officers and representatives of the Company and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) each agreement referred to in the Registration Statement represents the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (iii) the transactions provided for by each agreement were and will be carried out in accordance with their terms.
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SAP Aktiengesellschaft
June 22, 1998
page 3


Our opinion is based solely and exclusively upon existing German tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion. We expressly disclaim any obligation to advise as to any changes in the laws, regulations, administrative pronouncements and judicial decisions of or in the Federal Republic of Germany which might occur in the future. We expressly do not opine herein with regard to the laws, regulations, administrative pronouncements and judicial decisions of any other jurisdiction.

The opinion set forth herein has no binding effect on the German taxing authority or the courts of Federal Republic of Germany. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

We have advised the Company in connection with (i) the description of the material German tax consequences to holders of American Depositary Shares ("ADSs") and Preference Shares that appears under Item 7 of the registration statement on Form 20-F (the "Form 20-F"), which constitutes a part of the Registration Statement, and (ii) the description of the material German income tax consequences to holders of ADSs who participate in the exchange offer that appears under "Income Tax Considerations -- German Taxes" of the Prospectus, which constitutes part of the Registration Statement, and we confirm that each such description, to the extent that it relates
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SAP Aktiengesellschaft
June 22, 1998
page 4

to matters of German income tax law, German estate and gift tax law and other German tax laws specifically mentioned therein, are accurate in all material aspects. Such descriptions do not purport to discuss all German tax consequences and our opinion is limited to those German tax consequences specifically discussed therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under Item 7 of the Form 20-F. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Our opinion is governed by German law; exclusive place of jurisdiction of any claim based on or in connection with this opinion is Frankfurt am Main. This opinion is rendered solely and exclusively to the Company and its affiliates and may not be relied upon for any other purpose and may not be cited or disclosed to any other party without our prior written consent except as may be required by applicable law.
                                Very truly yours,

/s/ Dr. Wilhelm Haarmann                               /s/ Dr. Markus Wenserski
Dr. Wilhelm Haarmann                                   Dr. Markus Wenserski